LETTER OF TRANSMITTAL
                          TO ACCOMPANY CERTIFICATES OF
       CLASS A, NONVOTING CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES 2
                                       OF
                               AVESIS INCORPORATED
             PURSUANT TO THE OFFER TO EXCHANGE DATED APRIL 23, 1998

--------------------------------------------------------------------------------
  THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                         WEDNESDAY, MAY 27, 1998 UNLESS
                             THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

TO:      CONTINENTAL STOCK TRANSFER & TRUST COMPANY:

            By Mail:                     Facsimile Transmission:                     By Hand:
                                       (for Eligible Institutions
   Continental Stock Transfer                     Only)                     Continental Stock Transfer
        & Trust Company                      (212) 509-5150                      & Trust Company
           2 Broadway                     Confirm by Telephone:               2 Broadway, 19th Floor
       New York, NY 10004               (212) 509-4000, ext. 535                New York, NY 10004

Attn: Reorganization Department                                          Attn: Reorganization Department


         Delivery of this instrument and all other documents to any address or transmission of instructions to an address other than as set forth above does not constitute a valid delivery.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, CAREFULLY BEFORE CHECKING ANY BOX BELOW.

--------------------------------------------------------------------------------------------------------------
              DESCRIPTION OF SERIES 2 SHARES TENDERED
                    (SEE INSTRUCTIONS 3 AND 4)
--------------------------------------------------------------------------------------------------------------
          Name(s) and Address(es) of Registered Holder(s)                     Tendered Certificates
   (Please use pre-addressed label or fill in exactly as name(s)        (Attach Signed Additional List if
                   appear(s) on certificate(s))                                     Necessary)
--------------------------------------------------------------------------------------------------------------

                                                                     Certificate    Number of     Number of
                                                                      Number(s)*    Series 2      Series 2
                                                                                     Shares        Shares
                                                                                                 Tendered**
                                                                     -----------------------------------------

                                                                     -----------------------------------------

                                                                     -----------------------------------------

                                                                     -----------------------------------------

                                                                     -----------------------------------------

                                                                     -----------------------------------------

                                                                        Total
                                                                       Series 2
                                                                        Shares
                                                                       Tendered
--------------------------------------------------------------------------------------------------------------
     *     DOES NOT need to be completed if Series 2 Shares are tendered by book-entry transfer.
     **    If you desire to tender  fewer  than all  Series 2 Shares  evidenced  by any  certificates  listed above, please  indicate in this column the number of Series 2 Shares you wish to tender. Otherwise, all Series 2 Shares evidenced by such certificates will be deemed to have been tendered.
--------------------------------------------------------------------------------------------------------------
     [_]   Check here if any of the certificates representing Series 2 Shares that you own have been lost, destroyed or stolen.

           Number of Series 2 Shares represented by lost, destroyed or stolen certificates:_
--------------------------------------------------------------------------------------------------------------

       The undersigned hereby accepts the offer made to holders of Class A, Nonvoting Cumulative Convertible Preferred Stock, Series 2, $.01 par value
("Series 2 Shares") of Avesis Incorporated, a Delaware corporation (the "Company"), pursuant to the terms of the Offer to Exchange, dated April 23, 1998 ("Offer to Exchange") and in the Letter of Transmittal, as they may be supplemented or amended from time to time (collectively the "Exchange Offer"). The Series 2 Shares represented by the stock certificate(s) are herewith surrendered to you in exchange for certificate(s) representing shares of Class A, Senior Nonvoting Cumulative Convertible Preferred Stock, Series A, $.01 par value ("Series A Shares"). The undersigned hereby represents that he or she has full power and authority to submit, sell, assign and transfer the stock certificates described above. Upon request, the undersigned will execute and deliver any additional documents deemed appropriate or necessary by the Company in connection with this exchange of such certificates.

       This Letter of Transmittal is to be used only if certificates for Series 2 Shares are being forwarded herewith (or such certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Company).

       NOTE: For information on the Federal tax consequences of the Exchange, see "Federal Income Tax Consequences" of the Offer to Exchange.

       The undersigned hereby irrevocably constitutes and appoints the Company as the true and lawful attorney-in-fact of the undersigned with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to exchange certificate(s) representing shares of Series 2 Shares, together with all accompanying evidence of transfer and authenticity, for certificate(s) representing shares of Series A Shares. All authority conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned.

       The Exchange Offer is being made to all holders of Series 2 Shares in the states of Arizona, California, Colorado, Connecticut, Florida, Maryland, New Jersey, New York and Tennessee. These are all the states where a holder of Series 2 Shares is known by the Company to reside. The Company is not aware of any state where a shareholder resides and the making of the Exchange Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Exchange Offer or a shareholder residing in a state other than listed above, the Company will make a good faith effort to comply with such statute and regulations. If, after such good faith effort, the Company cannot comply with such statute, the Exchange Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Series 2 Shares in such state.

                     NOTE: SIGNATURES MUST BE PROVIDED BELOW
                 PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY

       Shareholders who cannot deliver the certificates for their Series 2 Shares to the Company prior to the Expiration Date (as defined in the Offer to Exchange) or who cannot complete the procedure for book-entry transfer on a timely basis or who cannot deliver a Letter of Transmittal and all other required documents to the Company prior to the Expiration Date must, in each case, tender their Series 2 Shares pursuant to the guaranteed delivery procedure set forth in the Offer to Exchange.

       Delivery of documents to Book-Entry Transfer Facility does not constitute delivery to the Company.

--------------------------------------------------------------------------------

[_] CHECK HERE IF TENDERED SERIES 2 SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO AN ACCOUNT MAINTAINED BY THE COMPANY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

       Name of Tendering Institution____________________________________________

       Account Number___________________________________________________________

       Transaction Code Number__________________________________________________

[_] CHECK HERE IF CERTIFICATES FOR TENDERED SERIES 2 SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE COMPANY AND COMPLETE THE FOLLOWING:

       Name(s) of Registered Owner(s):__________________________________________

       Date of Execution of Notice of Guaranteed Delivery:______________________

       Name of Institution that Guaranteed Delivery:____________________________

       Check Box and Give Account Number if Delivered by Book-Entry Transfer
             [_]  The Depository Trust Company

       Account Number___________________________________________________________

--------------------------------------------------------------------------------


               PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

       The undersigned hereby tenders to Avesis Incorporated, a Delaware corporation (the "Company"), the above described shares of the Company's Class A, Nonvoting Cumulative Convertible Preferred Stock, Series 2, $.01 par value per share (the "Series 2 Shares"), upon the terms and subject to the conditions set forth in the Company's Offer to Exchange, dated April 23, 1998 (the "Offer to Exchange"), receipt of which is hereby acknowledged, and in this Letter of Transmittal, as they may be supplemented or amended (which together constitute the "Exchange Offer").

       Subject to and effective upon acceptance for exchange of the Series 2 Shares tendered hereby in accordance with the terms and subject to the conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to all the Series 2 Shares that are being tendered hereby and orders the registration of all such Series 2 Shares if tendered by book-entry transfer and hereby irrevocably constitutes and appoints the Company as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that said Company also acts as the agent of the Company) with respect to such Series 2 Shares with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

         (a) deliver certificate(s) for such Series 2 Shares or transfer ownership of such Shares on the account books maintained by the Book-Entry Transfer Facility, together in either such case with all accompanying evidences of transfer and authenticity, to, or upon the order of, the Company, to exchange with respect to such Series 2 Shares;

         (b) present certificates for such Series 2 Shares for cancellation and transfer on the Company's books; and

         (c)  receive  all  benefits  and  otherwise   exercise  all  rights  of
       beneficial ownership of such Series 2 Shares, subject to the next paragraph, all in accordance with the terms of the Exchange Offer.

       The undersigned hereby represents and warrants to the Company that:

         (a) the undersigned understands that tenders of Series 2 Shares pursuant to any one of the procedures described in the Offer to Exchange and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Exchange Offer, including the undersigned's representation and warranty that:

             (i) the undersigned has a net long position in Series 2 Shares or equivalent securities at least equal to the Series 2 Shares tendered within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and

             (ii) such tender of Series 2 Shares complies with Rule 14e-4 under the 1934 Act;

         (b) when and to the extent the Company accepts such Series 2 Shares for exchange, the Company will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim;

         (c) on request, the undersigned will execute and deliver any additional documents the Company deems necessary or desirable to complete the assignment, transfer and purchase of the Series 2 Shares tendered hereby; and

         (d) the undersigned has read and agrees to all of the terms of the Exchange Offer.

       All authorities conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy, and legal representatives of the undersigned. Except as stated in the Offer to Exchange, this tender is irrevocable.

       The name(s) and address(es) of the registered holder(s) should be printed above, if they are not already printed above, exactly as they appear on the certificate(s) representing Series 2 Shares tendered hereby. The class and certificate numbers, the number of Series 2 Shares represented by such certificate(s) and the number of Series 2 Shares that the undersigned wishes to tender, should be set forth in the appropriate boxes above.

       The undersigned understands that the Company will, upon the terms and subject to the conditions of the Exchange Offer, exchange Series A Shares for Series 2 Shares properly tendered and not withdrawn prior to the Expiration Date pursuant to the Exchange Offer. The undersigned understands that all Series 2 Shares properly tendered will be exchanged upon the terms and subject to the conditions of the Exchange Offer.

       The undersigned recognizes that, under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Exchange Offer or may postpone the exchange. In any such event, the undersigned understands that certificate(s) for any Series 2 Shares delivered herewith but not tendered or not exchanged will be returned to the undersigned at the address indicated above, unless otherwise indicated under the "Special Delivery Instructions" boxes below. The undersigned recognizes that the Company has no obligation, pursuant to the Special Delivery Instructions, to transfer any certificate for Series 2 Shares from the name of its registered holder, or to order the registration or transfer of Series 2 Shares tendered by book-entry transfer.

       The undersigned understands that acceptance of Series 2 Shares by the Company for exchange will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer.

       The new Series A Shares for such of the Series 2 Shares tendered hereby will be issued to the order of the undersigned and mailed to the address indicated above, unless otherwise indicated under the "Special Delivery Instructions" boxes below.

                    NOTE; SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

--------------------------------------------------------------------------------

                          SPECIAL DELIVERY INSTRUCTIONS
                               (SEE INSTRUCTIONS)

           To be completed ONLY if certificates for Series A Shares issued in the name of the undersigned, are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown above.

    Mail:
    [_]    Certificates to:

    Name(s)__________________________________________________________________
                              (Please Print)

    Address__________________________________________________________________
                               (City, State)

                _____________________________________________________________
                                (Zip Code)

    _________________________________________________________________________
                                 Signature
--------------------------------------------------------------------------------

                                  INSTRUCTIONS
         Forming Part of the Terms and Conditions of the Exchange Offer


         GUARANTEE OF SIGNATURES.  No signature guarantee is required if:

              (a) this Letter of Transmittal is signed by the registered holder of the Series 2 Shares (which term, for purposes of this document, shall include any participant in Book-Entry Transfer a Facility whose name appears on a security position listing as the owner of such Series 2 Shares) exactly as the name of the registered holder appears on the certificate(s) tendered with this Letter of Transmittal and payment and delivery are to be made directly to such owner; or

              (b) such Series 2 Shares are tendered for the account of a firm or other entity that is a member in good standing of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States (each such entity, an "Eligible Institution").

         In all other cases, including any case in which such owner has completed the box entitled "Special Delivery Instructions" above, an Eligible Institution must guarantee all signatures on this Letter of Transmittal. See Instruction 1.

         1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a firm which is a bank, broker, dealer, credit union, savings association, or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program (each, an "Eligible Institution"). No signature guarantee is required on this Letter of Transmittal (i) if this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Series 2 Shares) of Series 2 Shares tendered herewith, unless such holder(s) has completed either the box entitled "Special Delivery Instructions" included herein, or (ii) if such Series 2 Shares are tendered for the account of an Eligible Institution. See Instructions.

         2.  Delivery  of Letter of  Transmittal  and  Certificates;  Guaranteed
Delivery Procedures. This Letter of Transmittal is to be used only if certificates for Series 2 Shares are delivered with it to the Company (or such certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Company) or if a tender for Series 2 Shares is being made concurrently pursuant to the procedure for tender by book-entry transfer set forth in the Offer to Exchange. Certificates for all physically tendered Series 2 Shares or confirmation of a book-entry transfer into the Company's account at a Book-Entry Transfer Facility of Series 2 Shares tendered electronically, together in each case with a properly completed and duly executed Letter of Transmittal or duly executed and manually signed facsimile of it, and any other documents required by this Letter of Transmittal, should be mailed or delivered to the Company at the appropriate address set forth herein and must be delivered to the Company on or before the Expiration Date (as defined in the Offer to Exchange). DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE COMPANY.

         Shareholders whose certificates are not immediately available or who cannot deliver certificates for their Series 2 Shares and all other required documents to the Company before the Expiration Date, or whose Series 2 Shares cannot be delivered on a timely basis pursuant to the procedures for book-entry transfer, must, in any case, tender their Series 2 Shares by or through any Eligible Institution by properly completing and duly executing and delivering a Notice of Guaranteed Delivery (or facsimile of it) and by otherwise complying with the guaranteed delivery procedure set forth in Section 3 of the Offer to Exchange. Pursuant to such procedure, certificates for all physically tendered Series 2 Shares or book-entry confirmations, as the case may be, as well as a properly completed and duly executed Letter of Transmittal (or facsimile of it) and all other documents required by this Letter of Transmittal, must be received by the Company within three (3) Nasdaq trading days after receipt by the Company of such Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Exchange.

         The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Company and must include a signature guarantee by an Eligible Institution in the form set forth in such Notice. For Series 2 Shares to be tendered validly pursuant to the guaranteed delivery procedure, the Company must receive the Notice of Guaranteed Delivery on or before the Expiration Date.

         THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES FOR SERIES 2 SHARES, IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

         All tendering shareholders, by execution of this Letter of Transmittal (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender.

         3. Inadequate Space. If the space provided in the box captioned "Description of Series 2 Shares Tendered" is inadequate, the certificate numbers, the class or classes, and/or the number of Series 2 Shares should be listed on a separate signed schedule and attached to this Letter of Transmittal.

         4. Signatures on Letter of Transmittal, Stock Powers and Endorsements.

              (a) If this Letter if Transmittal is signed by the registered holder(s) of the Series 2 Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

              (b) If any tendered Series 2 Shares are registered in the names of two or more joint holders, each such holder must sign this Letter of Transmittal.

              (c) When this Letter of Transmittal is signed by the registered holder(s) of the Series 2 Shares listed and transmitted hereby, no endorsement(s) of certificate(s) representing such Series 2 Shares or separate stock power(s) are required unless payment is to the made or the certificate(s) for the Series 2 Shares not tendered or not exchanged are to be issued to a person other than the registered holder(s). If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, or if the exchange is to be made to a person other than the registered holder(s), the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s). SIGNATURE(S) ON SUCH CERTIFICATE(S) OR STOCK POWER(S) MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION. See Instruction 1.

              (d) If this Letter of Transmittal or any certificate(s) or stock powers(s) are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of their authority to so act.

         5. Stock Transfer Taxes. Except as provided in this Instruction 5, no stock transfer tax stamps or funds to cover such stamps need accompany this Letter of Transmittal. The Company will pay or cause to be paid any stock transfer taxes payable on the transfer to it of Series 2 Shares exchanged pursuant to the Exchange Offer. If, however:

              (a) Series 2 Shares not exchanged or not accepted for exchange are to be registered in the name(s) of any person(s) other than the registered holder(s); or

              (b) tendered certificates are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal;

then the Company will transfer only after payment the amount of any stock transfer taxes (whether imposed on the registered holder, such other person or otherwise) payable on account of the transfer to such person, unless satisfactory evidence of the payment of such taxes or any exemption from them is submitted.

         6. Special Delivery Instructions. If certificate(s) for Series 2 Shares not tendered or not exchanged in the name of a person other than the signer of the Letter of Transmittal or to the signer at a different address, the box captioned "Special Delivery Instructions" on this Letter of Transmittal should be completed as applicable and signatures must be guaranteed as described in Instruction 1.

         7. Irregularities. All questions as to the number of Series 2 Shares to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Series 2 Shares will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of Series 2 Shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer and any defect or irregularity in the tender of any particular Series 2 Shares, and the Company's interpretation of the terms of the Exchange Offer (including these instructions) will be final and binding on all parties. No tender of Series 2 Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

         8. Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to, or additional copies of the Offer to Exchange, the Notice of Guaranteed Delivery and this Letter of Transmittal may be obtained from the Company at their address and telephone number set forth at the beginning of this Letter of Transmittal or from your broker, dealer, commercial bank or trust company.

         9. Lost, Destroyed or Stolen Certificates. If any certificate(s) representing Series 2 Shares has been lost, destroyed or stolen, the shareholder should promptly notify the Company by checking the box provided in the box titled "Description of Shares Tendered" and indicating the number of Series 2 Shares represented by the certificate(s) so lost, destroyed or stolen. The shareholder will then be instructed by the Company as to the steps that must be taken in order to replace the certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificates have been followed. Please allow at least ten to fourteen business days to complete such procedures.

         10. Denomination of Certificate(s). Unless specific denominations are requested at the time of exchange, a single certificate will be issued in exchange for those surrendered with this Letter of Transmittal.

         POSSIBLE NEGATIVE CONSEQUENCES: It is important that holders of Series 2 Shares be aware of certain possible negative consequences of tendering their Series 2 Shares as well as the possible negative consequences of not tendering Series 2 Shares under the Exchange Offer. Please see the Offer to Exchange under the heading "Risk Factors" for details on possible negative consequences of either choice.




IMPORTANT: This Letter of Transmittal or a facsimile hereof (together with certificates for the Shares being tendered and all other required documents), or a Notice of Guaranteed Delivery, must be received prior to 5:00 P.M., New York City Time, on the Expiration Date.
                                      -10-